                                                                    Exhibit 99.2



                          CONSENT OF FINANCIAL ADVISOR


     We hereby consent to the inclusion of the Opinion of McConnell, Budd & Downes, Inc. in Appendix B to the Proxy Statement of Michigan Financial Corporation ("MFC") and Prospectus of Wells Fargo & Company ("WFC") which Proxy Statement-Prospectus is part of the Registration Statement on Form S-4 of WFC to be filed with the Securities and Exchange Commission in connection with the proposed merger of WFC and MFC and to the references to the work completed by our firm as financial advisor to MFC, therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933 as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


McConnell, Budd & Downes, Inc.


By:  /s/ Whitley A. Cummings
Its: Managing Director


January 28, 2000